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                                                                       Exhibit 5





                                  June 18, 1998


Nabors Industries, Inc.
515 West Greens Road
Suite 1200
Houston, Texas  77067

         Re:      Registration Statement on Form S-8

Ladies and Gentlemen:

         Nabors Industries, Inc., a Delaware corporation (the "Company"), is filing with the Securities and Exchange Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the registration by the Company of an aggregate of 14,310,000 shares of Common Stock, par value $.10 per share, of the Company (the "Shares"), issuable upon exercise of stock options granted or to be granted under the Company's 1996 Executive Officers Incentive Stock Plan, the Company's 1996 Executive Officers Stock Plan, the Company's 1996 Chairman's Executive Stock Plan, the Company's 1996 Employee Stock Plan and the Company's 1998 Employee Stock Plan (collectively the "Plans").

         In this regard we have examined originals or copies authenticated to our satisfaction of the Company's Restated Certificate of Incorporation, as amended, the Company's By-Laws, as amended, and the Company's records of corporate proceedings. In addition, we have made such other examinations of law and fact as we have considered necessary in order to form a basis for the opinions hereinafter expressed. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copes, and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that the Shares to be issued in accordance with the terms of the Plans have been duly and validly authorized for issuance or sale, and, when issued and paid for as described in the Plans, will be duly and validly issued, fully paid, and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,


/s/Baker & McKenzie